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                                                                    EXHIBIT 3.21

                            CERTIFICATE OF FORMATION

                                       OF

                                    MAAX LLC

            This Certificate of Formation of Maax LLC (the "LLC"), dated as of August 18, 2003, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

            FIRST. The name of the limited liability company formed hereby is Maax LLC.

            SECOND. The address of the registered office of the LLC in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

            THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                       /s/ James L. Winters
                                                   --------------------------
                                                   Name:  James L. Winters
                                                   Authorized Person